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                                                                 EXHIBIT 10.28.1


                                    HBL, LLC









                       LIMITED LIABILITY COMPANY AGREEMENT







                        EFFECTIVE AS OF DECEMBER 31, 2001


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                                TABLE OF CONTENTS



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SECTION 1.........................................................................................................1


FORMATION OF THE LIMITED LIABILITY COMPANY........................................................................1

   1.1      FORMATION; FILINGS....................................................................................1
   1.2      NAME..................................................................................................2
   1.3      TERM..................................................................................................2
   1.4      REGISTERED AGENT AND OFFICE...........................................................................2
   1.5      PRINCIPAL PLACE OF BUSINESS...........................................................................2
   1.6      QUALIFICATION IN OTHER JURISDICTIONS..................................................................2

SECTION 2.........................................................................................................3


PURPOSE AND POWERS................................................................................................3

   2.1      BUSINESS PURPOSES.....................................................................................3
   2.2      POWERS OF THE COMPANY.................................................................................3

SECTION 3.........................................................................................................3

MEMBERS...........................................................................................................3

   3.1      POWERS OF MEMBERS.....................................................................................3
   3.2      NO PRIORITY, ETC......................................................................................4
   3.3      MEETINGS OF MEMBERS...................................................................................4
   3.4      ACTIONS OF MEMBERS WITHOUT A MEETING..................................................................5
   3.5      TRADE SECRETS; CONFIDENTIALITY........................................................................5

SECTION 4.........................................................................................................6

MANAGEMENT........................................................................................................6

   4.1      THE BOARD.............................................................................................6
   4.2      OFFICERS..............................................................................................8
   4.3      ACTIONS AND DETERMINATIONS OF THE COMPANY............................................................13

SECTION 5........................................................................................................13

OPERATING POLICIES...............................................................................................13

   5.1      ANNUAL BUSINESS PLAN PROCESS.........................................................................13
   5.2      INSURANCE............................................................................................14
   5.3      FISCAL YEAR..........................................................................................14
   5.4      INITIAL ACCOUNTANTS; CHANGE OF ACCOUNTANTS...........................................................14

SECTION 6........................................................................................................14

CAPITAL CONTRIBUTIONS, PERCENTAGE INTERESTS,
CAPITAL ACCOUNTS AND ADVANCES....................................................................................14

   6.1      CAPITAL CONTRIBUTIONS................................................................................14
   6.2      MEMBER'S PERCENTAGE INTEREST.........................................................................14
   6.3      STATUS OF CAPITAL CONTRIBUTIONS......................................................................14
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   6.5      NEGATIVE CAPITAL ACCOUNTS............................................................................16
   6.6      LOANS FROM MEMBERS...................................................................................16

SECTION 7........................................................................................................16

ALLOCATIONS OF PROFITS AND LOSSES................................................................................16

   7.1      ALLOCATIONS OF NET PROFIT AND NET LOSS...............................................................16
   7.2      SPECIAL ALLOCATIONS..................................................................................17
   7.3      TAX ALLOCATIONS......................................................................................19
   7.4      TRANSFER OR CHANGE IN MEMBER INTERESTS...............................................................19

SECTION 8........................................................................................................20

DISTRIBUTIONS AND WITHHOLDING....................................................................................20

   8.1      DISTRIBUTIONS........................................................................................20
   8.2      LIMITATIONS ON DISTRIBUTION..........................................................................20
   8.3      WITHHOLDING TAXES....................................................................................20

SECTION 9........................................................................................................20

TAX MATTERS......................................................................................................20

   9.1      TAX MATTERS MEMBER...................................................................................20
   9.2      RIGHT TO MAKE SECTION 754 ELECTION...................................................................22
   9.3      TAXATION AS PARTNERSHIP..............................................................................22

SECTION 10.......................................................................................................22

BANKING; ACCOUNTING; BOOKS AND RECORDS...........................................................................22

   10.1     BANKING..............................................................................................22
   10.2     MAINTENANCE OF BOOKS AND RECORDS; ACCOUNTS AND ACCOUNTING METHOD; INSPECTION.........................22

SECTION 11.......................................................................................................23

REPORTS TO MEMBERS...............................................................................................23

   11.1     REPORTS TO CURRENT MEMBERS...........................................................................23
   11.2     TAX INFORMATION......................................................................................23
   11.3     ADDITIONAL INFORMATION...............................................................................24

SECTION 12.......................................................................................................24

LIABILITY, EXCULPATION AND INDEMNIFICATION.......................................................................24

   12.1     LIABILITY............................................................................................24
   12.2     EXCULPATION..........................................................................................24
   12.3     INDEMNIFICATION......................................................................................26

SECTION 13.......................................................................................................27

TRANSFER OF PERCENTAGE INTERESTS; WITHDRAWAL,
BANKRUPTCY, DISSOLUTION;  CERTAIN ADMISSIONS OF MEMBERS..........................................................27

   13.1     ADMISSION, SUBSTITUTION AND WITHDRAWAL OF MEMBERS; ASSIGNMENT........................................27
   13.2     WITHDRAWAL...........................................................................................30

SECTION 14.......................................................................................................30
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DISSOLUTION AND TERMINATION OF THE COMPANY.......................................................................30

   14.1     EVENTS CAUSING DISSOLUTION...........................................................................30
   14.2     LIQUIDATION..........................................................................................31
   14.3     DISTRIBUTIONS IN CASH OR IN KIND.....................................................................31
   14.4     TIME AND MANNER FOR LIQUIDATION, ETC.................................................................31
   14.5     TERMINATION..........................................................................................32
   14.6     CLAIMS OF THE MEMBERS................................................................................32

SECTION 15.......................................................................................................32

DEFINITIONS......................................................................................................32

   15.1     DEFINITIONS..........................................................................................32

SECTION 16.......................................................................................................38

AMENDMENTS; MERGER OR SALE.......................................................................................38

   16.1     AMENDMENTS GENERALLY.................................................................................38
   16.2     MERGER OR SALE.......................................................................................39

SECTION 17.......................................................................................................39

MISCELLANEOUS PROVISIONS.........................................................................................39

   17.1     NOTICES..............................................................................................39
   17.2     COUNTERPARTS.........................................................................................39
   17.3     TABLE OF CONTENTS AND HEADINGS.......................................................................39
   17.4     SUCCESSORS AND ASSIGNS; ASSIGNMENT...................................................................39
   17.5     SEVERABILITY.........................................................................................40
   17.6     NON-WAIVER...........................................................................................40
   17.7     APPLICABLE LAW.......................................................................................40
   17.8     WAIVER OF JURY TRIAL.................................................................................40
   17.9     SURVIVAL OF CERTAIN PROVISIONS.......................................................................40
   17.10    LIMITATION ON DAMAGES; LEGAL DISPUTES................................................................40
   17.11    WAIVER OF PARTITION..................................................................................41
   17.12    ENTIRE AGREEMENT.....................................................................................41
   17.13    FURTHER ACTIONS......................................................................................41
   17.14    NO PARTNERSHIP.......................................................................................41
   17.15    APPLICABLE OF LAW AND DISPUTE RESOLUTION.............................................................41
      Schedule A.................................................................................................44
      Schedule B.................................................................................................45
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                                                                             iii
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                       LIMITED LIABILITY COMPANY AGREEMENT
                                   OF HBL, LLC


This Limited Liability Company Agreement of HBL, LLC (the "COMPANY") is made effective as of December 31, 2001, by and between H.B.L. HOLDINGS, INC., a Virginia corporation, ("HBL") and ROGER S. PENSKE, JR., an individual ("RSP") (each of the foregoing parties to this Agreement shall be referred to herein collectively as the "PARTIES"), and the Persons who become Members of the Company in accordance with the provisions of this Agreement and whose names are set forth as Members on SCHEDULE A hereto. Certain capitalized terms used herein without definition have the meanings specified in SECTION 14.

WHEREAS, the parties hereto desire to form a limited liability company under the Delaware Act; and

WHEREAS, the parties hereto desire to establish their respective rights and obligations as Members of such limited liability company.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                    SECTION 1

                   FORMATION OF THE LIMITED LIABILITY COMPANY


1.1      FORMATION; FILINGS.

         (a) GENERALLY. The Parties agree to form a limited liability company pursuant to the provisions of the Delaware Act and upon the terms, subject to the conditions, and for the purposes set forth in this Agreement. Each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

         (b) CAPITAL CONTRIBUTIONS. The name, mailing address, Capital Contribution and Percentage Interest of each Member is listed on SCHEDULE A attached hereto. The Company shall be required to update SCHEDULE A from time to time as necessary to reflect accurately any changes in the information contained therein. Any




                                                                               1
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                  reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

1.2      NAME.
         The name of the Company is "HBL, LLC" and its business shall be carried on in this name with such variations and changes as the Board in its sole judgment deems necessary or appropriate to comply with requirements of the jurisdictions in which the Company's operations are conducted.

1.3      TERM.
         The term of the Company shall commence on the date of the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware and shall continue until dissolved and liquidated in accordance with the provisions of Section 13.

1.4      REGISTERED AGENT AND OFFICE.
         The registered agent and office of the Company in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company. At any time, the Managers of the Company may designate another registered agent and/or registered office.


1.5      PRINCIPAL PLACE OF BUSINESS.
         The principal place of business of the Company shall be at 8545 Leesburg Pike, Vienna, VA 22182.

1.6      QUALIFICATION IN OTHER JURISDICTIONS.
         The Board shall take and/or authorize the taking of such action necessary to cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification or registration is required by law or deemed advisable by the Company. The President or any duly qualified officer of the Company, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.




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                                    SECTION 2

                               PURPOSE AND POWERS

2.1      BUSINESS PURPOSES.
         The purpose of the Company is to (i) engage for profit in the Business,
         (ii) engage for profit in any and all other activities reasonably related to or incidental to the Business, and (iii) engage for profit in any other business for which limited liability companies may be formed under the Delaware Act, whether or not related or incidental to the Business, as may be determined from time to time by the act of the Directors constituting fifty and one-tenth percent (50.1%) or more of the total vote of the Board.

 2.2     POWERS OF THE COMPANY.
         Subject to obtaining any requisite Board approval required by Sections
         2.1 or 4.2(e), the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2.1, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act.


                                    SECTION 3

                                     MEMBERS

3.1      POWERS OF MEMBERS.
         Except as otherwise expressly provided herein, the Members shall have no power to transact any business in the Company's name nor have the power to sign documents for or otherwise bind the Company. Subject to the provisions of the Delaware Act, the Certificate and this Agreement, the Members hereby delegate any and all such powers to the Board and the officers to carry out the business affairs of the Company on the Members' behalf. Any power not reserved to the Members or delegated to the officers of the Company, if any, shall remain with the Board. Notwithstanding the foregoing, the agreement of the Parties contained in the Transaction Agreement takes precedence over, and shall not be abridged in any way by, the terms of this Agreement and the Company shall take such action as shall be necessary, upon receipt of notice of a Party, to cause the Company to abide by the terms of the Transaction Agreement and to cause the rights of such Party set forth in the Transaction Agreement to be honored by the Company.




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3.2      NO PRIORITY, ETC.
         Except as otherwise provided herein, no Member shall have priority over any other Member either as to the return of the amount of its Capital Contribution, if any, to the Company or as to any allocation of Net Profit and Net Loss.


3.3      MEETINGS OF MEMBERS.

         (a) ANNUAL MEETINGS. An annual meeting of the Members for the election of Directors and the transaction of other proper business shall be held once a year at a time designated by the Company.

         (b) SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by the Company and shall be called by the Company at the request of Members holding ten percent (10%) or more of the aggregate Percentage Interests. The business transacted at any special meeting of Members shall be limited to the purposes stated in the notice.

         (c) PLACE OF MEETING. All meetings of Members shall be held at such place within or outside the State of Delaware as the Company shall designate.

         (d) NOTICE OF MEETINGS. Notice of all meetings of Members, stating the time, place and purpose of the meeting, shall be given as provided in Section 16.1 at least 10 days and not more than 60 days before the meeting. Any adjourned meeting may be adjourned without further notice, provided that any adjourned session or sessions are held within 60 days after the date set for the original meeting. No notice need be given (i) to any Member if a written waiver of notice, executed before or after the meeting by such Member or his attorney thereunto duly authorized, is filed with the records of the meeting, or (ii) to any Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

         (e) QUORUM AND VOTING. All Members must be present in order to constitute a minimum quorum required for the transaction of business at any meeting of Members. Any question brought before any meeting shall be decided by Members who, at the time in question and in the aggregate, hold, or hold proxies with respect to, a majority of the aggregate Percentage Interests, unless a different vote is specifically provided for by this Agreement.

         (f) PROXIES. Percentage Interests of Members may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Member shall be deemed




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                  valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         (g) ELECTRONIC COMMUNICATIONS. Members may participate in any meeting of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.4      ACTIONS OF MEMBERS WITHOUT A MEETING.
         Any action required to be taken at any annual or special meeting of Members or otherwise, or any action which may be taken at any annual or special meeting of such Members or otherwise, may be taken without a meeting and without a vote, if (i) at least two days advance notice of the intent to take action without a meeting is provided to each Member and (ii) a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The foregoing two day advance notice period shall be deemed waived with respect to any Member that returns a signed consent to the Company. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each of those Members who have not consented in writing.


3.5      TRADE SECRETS; CONFIDENTIALITY.
         (a) Each Member, to the extent, if any, that it becomes aware of a trade secret of the Company, agrees that it will not at any time reveal, divulge or otherwise make known any such trade secret of the Company to any Person other than a current officer or employee of the Company, or such other person as the Board may designate in writing or, with prior notice to the Company, pursuant to court order or other legal process or the order of any governmental agency or entity.

         (b) Except as required by applicable law (including reporting requirements under generally accepted accounting principles), each Member shall keep secret all material confidential matters of the Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company during the term of this Agreement.




                                                                               5
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                                    SECTION 4

                                   MANAGEMENT


4.1      THE BOARD.
         (a) GENERAL. The business and affairs of the Company shall be managed by or under the direction of a committee of Managers of the Company (the "BOARD") consisting initially of three (3) natural persons designated as directors of the Company ("DIRECTORS") pursuant to the terms of this Agreement. Other than rights and powers expressly reserved to Members by this Agreement or the Delaware Act, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. Each Director is hereby designated a Manager. The Directors shall be appointed or elected as provided in Section 4.1(b). Each Director elected shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation or removal. Directors need not be Members. No appointment or election of a Director shall become effective, however, until the Person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Agreement.

         (b) INITIAL ELECTION AND APPOINTMENT OF DIRECTORS. The initial Directors shall be Roger S. Penske, Jr. (Chairman), Robert H. Kurnick, Jr., and James Davidson. A Majority in Interest of the Members, shall have the power to remove, with or without cause and fill any vacancy on the Board created by the death, resignation or removal of any Director; provided, however, that so long as RSP owns two percent (2%) or more of the Company the Members agree to take such action as is necessary to ensure that he is elected as a Director of the Company.

         (c) INCREASE OR DECREASE IN SIZE OF BOARD. The size of the Board may be increased or decreased from time to time only by A Majority in Interest of the Members or by an amendment to this Agreement.

         (d) RESTRICTIONS ON THE BOARD. The Board shall not: (i) do any act in contravention of any applicable law or regulation, or provision of this Agreement; (ii) admit any Person as a Member except as permitted in this Agreement and the Delaware Act; and (iii) without the prior consent of each Member or except as provided in this Agreement, require the Members to make additional capital contributions.

         (e) MEETINGS OF THE BOARD. The Board may hold meetings, both regular and special, either within or outside the State of Delaware. The first meeting of each newly




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                  elected Board shall be held immediately after the annual
                  meeting of Members and at the same place, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the Directors. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by any Member on two days' notice to each Director, either personally, by telephone, by mail, by telegram or by any other means of communication; special meetings shall be called by any Member, the Chairman, or the Secretary in like manner and on five days' notice on the written request of one or more of the Directors. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. A waiver of notice need not specify the purposes of the meeting.

         (f) QUORUM. At all meetings of the Board no less than three Directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in the case of action by the Board, by Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, and in the case of action by a committee, by all members of such committee. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each of those Directors who have not consented in writing.

         (g) REQUIRED BOARD VOTE. The affirmative vote of a majority of the Directors present at any meeting at which there are sufficient Directors present to constitute a quorum ("MAJORITY BOARD VOTE") shall be the act of the Board, unless another vote is specifically provided by this Agreement.

         (h) COMMITTEES OF DIRECTORS. The Board may, by resolution passed by a Majority Board Vote, designate one or more additional committees, each committee to consist of one or more of the Directors. Any such committee, to the extent and only to the extent expressly provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the

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                  business and affairs of the Company. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         (i) ELECTRONIC COMMUNICATIONS. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         (j) COMPENSATION OF DIRECTORS. Directors shall not receive remuneration for services as a Director; provided, that Directors shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at regular or special meetings of the Board or any committee thereof.

         (k) DIRECTORS NOT AGENTS. The Directors are not agents of the Company for the purpose of the Company's business and shall not have the power to sign documents for or otherwise bind the Company.

4.2      OFFICERS.

         (a) GENERAL. The designated officers of the Company shall be a Chairman, Vice Chairman, a President who shall be the Chief Executive Officer of the Company, a Secretary and a Treasurer and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.2(k) (each, an "OFFICER," and together, the "OFFICERS"). Officers may be, but need not be, Managers.

         (b) ELECTION, TERM OF OFFICE, QUALIFICATIONS. Executive Officers shall be elected by a Majority Board Vote, and the other Officers shall be elected by a Majority Board Vote at any regular or special meeting of the Board, provided that until such elections or appointments have been made, the Officers shall be the natural persons designated on SCHEDULE B annexed hereto. Except as provided in paragraphs (c) and (d) of this
                  Section 4.2, each Officer shall hold office until his or her successor shall have been chosen and qualified. Any two offices may be held by the same Person, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or this Agreement to be executed, acknowledged or verified by any two or more Officers.

         (c) RESIGNATIONS AND REMOVALS. Any Officer may resign his or her office at any time by delivering a written resignation to the President or any Director. Unless otherwise specified therein, such resignation shall take effect upon delivery. Executive Officers may be removed from office at any time, with or without

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                  cause, by a Majority Board Vote at any regular meeting or any special meeting. All other officers may be removed from offices at any time by the President. Except to the extent expressly provided in a written agreement with the Company, no Officer resigning and no Officer removed shall have any right to any compensation for any period following his resignation or removal or any right to damages on account of such removal.

         (d) VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office, other than any Executive Officer, by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board at any regular or special meeting or, in the case of any office created pursuant to Section 4.2(k), by any Officer upon whom such power shall have been conferred by the Board. If any vacancy shall occur in the office of any Executive Officer, such vacancy shall be filled by appointment made by a Majority Board Vote.

         (e) AUTHORITY OF OFFICERS; CERTAIN ACTS REQUIRING OR MAJORITY BOARD VOTE. Subject to the provisions of this Agreement and to the directives and policies of the Board not in conflict with this Agreement, the President and the other Officers of the Company shall have the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties subject to the following restrictions:

                  The following actions or types of transactions shall not be taken or consummated by the President or any other Officer, employee or agent of the Company except pursuant to resolutions, directions or guidelines adopted by a Majority Board Vote, and such actions and types of transactions shall not constitute action by the Company unless such Majority Board Vote is obtained:

                  (1) The merger, consolidation, reorganization or other business combination of any kind involving the Company or sale of all or substantially all the assets of the Company.

                  (2) Amendments to, or the execution or filing of any document or agreement of any kind which would affect the terms of, the Certificate or this Limited Liability Company Agreement.

                  (3) The issuance or sale, or any agreement to issue or sell, directly or indirectly, to any Person, by the Company any interest of any kind in the Company, any rights, options or warrants or other securities to acquire any such interest, or any securities convertible into or exchangeable or exercisable for such interest; provided, however, that any such issuance that could or would entitle such person to the rights of a Member or that would cause (or entitle) such person to receive an interest (other than collateral security interests granted by the Company to secure its obligations) of 5% or more in the assets or profits of the Company shall also require the approval of the Members of the Company in accordance with section 12.1(b).

                  (4) Any sale or other transfer of assets of the Company not in the ordinary course of business consistent with past practices (other than as provided in the approved annual Business Plan).

                  (5) The declaration or payment, directly or indirectly, of any distribution, whether in cash, property or securities or a combination thereof, with respect to any Percentage Interest or Capital Contribution.

                  (6) The redemption, purchase, repurchase, retirement or other acquisition for value of any of the interests in, or securities of, the Company.

                  (7) The dissolution, liquidation, or voluntary bankruptcy of the Company (other than any right of liquidation expressly provided for under this Agreement).

                  (8)      Approval of the annual Business Plan.

                  (9) Any investment in the equity or debt of another corporation or in any partnership or other enterprise (other than temporary investments of cash in money market instruments).

                  (10)     Acceptance of annual financial statements.

                  (11) Approval of policies relating to the investment or allocation of surplus funds and creation of reserve accounts.

                  (12) Any change in the Company's accountants or any change in the Company's material accounting policies, except as required by generally accepted accounting principles.

                  (13) The making of any capital expenditure or acquisition of assets by the Company (including by way of merger) other than capital expenditures or acquisitions of assets provided for in the then current approved annual Business Plan (or any permitted deviations from the capital budget which may be allowed by a current approved Business Plan).

                  (14) Incurring, creating, assuming or guaranteeing any indebtedness by the Company, absolute or contingent of any nature whatsoever (other than indebtedness incurred in the ordinary course of business consistent with past practice or as provided for in a current approved Business Plan).

                  (15) The extension of any material credit, including the lending of funds by the Company, to another Person, other than in the normal course of business of the Company.

                  (16) Election of Executive Officers; the establishment or change in any Executive Officer's compensation or benefits of any kind; the establishment or amendment of any employee pension or other benefit programs of any kind; or action taken under any employment agreement.

                  (17) The institution, termination or settlement by the Company of any litigation where the amount in controversy exceeds $100,000.

                  (18)     The formation of any Subsidiary.

                  (19) Any change in the Company's name, subject to the terms of the Trademark Agreement.

         (f) CHAIRMAN; VICE CHAIRMAN. The Chairman and Vice Chairman shall each be elected by the Board and preside at all meetings of the Board, but shall have no other duties or powers except as may be determined by the Board from time to time.

         (g)      PRESIDENT. From time to time as appropriate, pursuant to
                  Section 4.2(b) the Board shall elect a president of the Company who (subject to the terms of any applicable employment agreement) shall serve as such until the earlier of his death or resignation or his removal in accordance with the terms of this Agreement (the "PRESIDENT"). The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members, and shall have the responsibility for managing the day-to-day business operations and affairs of the Company and supervising its other Officers, subject to the direction, supervision and control of the Board. In general, the President shall have such other powers and (subject to the terms of any applicable employment agreement) perform such other duties as usually pertain to the office of the President, and as from time to time may be assigned to him by the Board, including, without limitation, the authority to retain and terminate employees of the Company (other than Officers). The powers and duties of the President shall at all times be subject to the provisions of Section 4.2(e).

         (h)      VICE PRESIDENT. From time to time as appropriate, pursuant to
                  Section 4.2(b), the Board may elect one or more vice presidents of the Company (each a "VICE PRESIDENT") who (subject to the terms of any applicable employment agreement) shall serve as such until the earlier of such persons death or resignation or his removal in accordance with the terms of this Agreement. A Vice President shall have such duties as may be prescribed by the Board or the President, under whose supervision the Vice President shall be.

         (i) THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings and all actions of the Members, the Board and the committees of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (j) THE TREASURER AND ASSISTANT TREASURER. The Treasurer shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President, under whose supervision the Treasurer shall be, and the Board, at its regular meetings, or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (k) SUBORDINATE OFFICERS. The Board from time to time may appoint such other subordinate Officers, or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board may determine in its sole discretion subject always to the direction and control of the President. The Board from time to time may delegate to one or more Officers or agents the power to appoint any such subordinate Officers or agents and prescribe their respective rights, terms of office, authorities and duties.

         (l) OFFICERS AS AGENTS. The Officers, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.


4.3      ACTIONS AND DETERMINATIONS OF THE COMPANY.
         Whenever this Agreement provides that a determination shall be made or an action shall be taken by the Company, such determination or act may be made or taken by the Board or, pursuant to this Agreement or with the required authorization of the Board, by any committee of the Board or any Officer acting under the supervision of the Board.


                                    SECTION 5

                               OPERATING POLICIES

5.1      ANNUAL BUSINESS PLAN PROCESS.
         The President shall prepare and submit, or cause to have prepared and submitted, to the Board for its approval (i) a business plan (the "INITIAL BUSINESS PLAN") on or before December 15, 2001, and (ii) updated business plans at least sixty (60) days prior to the beginning of each new Fiscal Year (each such business plan, a "BUSINESS PLAN") covering the period of the new Fiscal Year (except for the Initial Business Plan, which shall cover the current Fiscal Year) and each of the two next succeeding years (such three year period, the "BUSINESS PLAN PERIOD"). Each such Business Plan shall set forth, for each of the years covered by the Business Plan Period, the Company's capital expenditure and expense budgets, anticipated financing requirements, a detailed financial plan and proforma financial statements, and shall specify quantitative and qualitative goals for the Company and relate the attainment of those goals to the Company's strategic objectives.

         (a) Not more than thirty (30) days following its receipt of an annual Business Plan, the Board shall identify any additional information, clarification and/or modification required for its approval, and the President shall provide such to the Board as soon as practicable. Any approval granted by the Board shall apply only to the first year of any Business Plan Period and, in the event that the annual Business Plan for the next fiscal year is not approved by the close of the then current Fiscal Year, the then existing Business Plan shall continue as the approved Business Plan for a period of not more than 90 days following the close of the then current Fiscal Year.

         (b) The President shall prepare and present, or have prepared and presented, at each regular meeting of the Board, or at any special meeting called for this purpose, a review of the Company's year-to-date progress in comparison to the approved Business Plan.

5.2      INSURANCE.
         The Company will maintain insurance at levels and of types consistent with what would be deemed commercially reasonable for a company engaged in business activities substantially similar to that of the Business.

5.3      FISCAL YEAR.
         The fiscal year of the Company (the "FISCAL YEAR") shall end on the 31st day of December in each year. The Company shall have the same fiscal year for income tax and for financial accounting purposes. To the extent permissible under applicable law, the Fiscal Year may be changed by a Majority Board Vote.


5.4      INITIAL ACCOUNTANTS; CHANGE OF ACCOUNTANTS.
         The Company's independent public accountant as of the Closing shall be Deloitte & Touche LLP. The Company's independent public accountant may be changed at any time by a Majority Board Vote.


                                    SECTION 6
                  CAPITAL CONTRIBUTIONS, PERCENTAGE INTERESTS,
                          CAPITAL ACCOUNTS AND ADVANCES


6.1      CAPITAL CONTRIBUTIONS.
         The value of each Member's initial capital contribution to the Company shall equal the amount set forth opposite the Member's name on SCHEDULE A attached hereto. Schedule A hereto shall be amended by the Company from time to time to reflect changes in the Percentage Interests set forth therein resulting from issuances, redemptions, purchases and sales of membership interests in the Company pursuant to the terms of this Agreement.

6.2      MEMBER'S PERCENTAGE INTEREST.
         A Member's Percentage Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

6.3      STATUS OF CAPITAL CONTRIBUTIONS.
         (a) Except as otherwise expressly provided herein, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member's Capital Contributions.

         (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions, if any, or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

         (c) The Members shall be liable only to make their initial Capital Contributions pursuant to Section 6.1, and no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company.

6.4      CAPITAL ACCOUNTS.
         A separate capital account (each a "CAPITAL ACCOUNT") for each Member shall be established on the books and records of the Company and such Capital Accounts shall be maintained for each Member in accordance with the following provisions:

         (a) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Net Profit and items in the nature of income or gain which are specially allocated to such Member pursuant to
                  Section 6.4(f) and Section 7.2 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member.

         (b) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of the Agreement (including amounts distributed to a Member but required to be paid on such Member's behalf directly to a creditor or another party pursuant to a separate agreement), such Member's distributive share of Net Loss and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.4(f) and Section 7.2 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

         (c) In the event all or a portion of a Member's Percentage Interest is transferred in accordance with the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest.

         (d) In determining the amount of any liability for purposes of Sections 6.4(a) and 6.4(b) hereof, there shall be taken into account Code Section 752 and any other applicable provisions of the Code and Treasury Regulations.

         (e) Immediately prior to the occurrence of an event specified in Treasury Regulation Section 1.704(b)-1(b)(2)(iv)(f)(5)(i) or
                  (ii), the Capital Accounts of the Members shall be adjusted (consistent with the provisions hereof and Treasury Regulations under Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to property of the Company, as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each asset immediately prior to such event and had been allocated first to equalize the Capital Accounts of the Members in proportion to their relative Percentage Interests, and then to all the Members in accordance with their Percentage Interests. In determining such unrealized gain or unrealized loss, the fair market value of the property of the Company as of any date of determination shall be reasonably determined by Majority Board Vote. This
                  Section 6.4(e) provision is intended to meet the requirements of Treas. Reg. 1.704-1(b)(2)(iv)(f).

         (f) This Section 6.4 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Notwithstanding that a particular adjustment is not set forth in this Section 6.4, the Capital Accounts of the Members shall be adjusted as required by, and in accordance with, the capital account maintenance rules of Treasury Regulations Section 1.704-1(b).

6.5      NEGATIVE CAPITAL ACCOUNTS.
         No Member shall be required to make up an Adjusted Capital Account Deficit nor pay to any Member the amount of any such deficit in any such account.


6.6      LOANS FROM MEMBERS.
         Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 14.2.


                                    SECTION 7

                        ALLOCATIONS OF PROFITS AND LOSSES


7.1      ALLOCATIONS OF NET PROFIT AND NET LOSS.
         (a)      After giving effect to the special allocations set forth in
                  Section 6.4(e) and Section 7.2 hereof, Net Profit of the Company for any Fiscal Year shall be allocated: one hundred percent (100%) to the Members, in proportion to and to the extent of (A) the cumulative Net Losses allocated to each Member pursuant to
                  Section 7.1(c) for all prior Fiscal Years, over (B) the cumulative Net Profits allocated to each Member pursuant to this Section 7.1(a)(ii) for all prior Fiscal Years; and (iii) the balance, if any, among the Members in proportion to their Percentage Interests.

         (b)      After giving effect to the special allocations set forth in
                  Section 6.4(e) and Section 7.2 hereof, Net Losses of the Company for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

         (c) Notwithstanding the foregoing provisions of Section 7.1(b), the Net Losses allocated pursuant to Section 7.1(b) shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 7.1(b) hereof, the limitation set forth in this Section 7.1(c) shall be applied on a Member by Member basis so as to allocate the maximum permissible Net Loss amounts to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). All Net Loss amounts in excess of the limitation set forth in this Section 7.1(c) shall be allocated to the Members in accordance with their Percentage Interests.

7.2      SPECIAL ALLOCATIONS.
         (a) Any allocation pursuant to Section 7.1 will be subject to the following adjustments and special allocations which shall be made in the following order of priority and prior to any allocation under Section 7.1:
                  (i) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 7.2, if there is a net decrease in Company Minimum Gain or Member Minimum Gain during any Fiscal Year, prior to any other allocation pursuant hereto, items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) shall be specially allocated between the Members in accordance with Treasury Regulations Sections 1.704-2(f) and (i). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2)(i) through (iii).

                  (ii) QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 7.2(a)(ii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.2(a) have been tentatively made as if this Section 7.2(a)(ii) were not in the Agreement.

                  (iii) SPECIAL INCOME ALLOCATION. If any Member has an Adjusted Capital Account Deficit in its Capital Account at the end of any Fiscal Year or portion thereof that is in excess of the sum of (I) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (II) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.2(a)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Section 7.2(a) have been made as if this Section 7.2(a)(iii) were not in the Agreement.

                  (iv) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions, if any, for any Fiscal Year shall be allocated (as nearly as possible) under Treasury Regulations
                           Section 1.704-2(e) among the Members in proportion to their respective Percentage Interests.

                  (v) MEMBER NONRECOURSE DEDUCTIONS. In accordance with the principles set forth in Treasury Regulations Section 1.704-2(i), any Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with the ratios in which they potentially bear the economic risk of loss with respect to such Member Nonrecourse Debt.

                  (vi) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset), or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated in a manner consistent with the manner in which the Capital Accounts of the Members are required to be adjusted pursuant to such Section of the Regulations.

                  (b) CURATIVE ALLOCATIONS. It is the intent of the parties that, to the extent possible, all allocations pursuant to Sections 7.2(a)(i) through 7.2(a)(vi) (the "REGULATORY ALLOCATIONS") shall be offset either with other Regulatory Allocations or with special allocations of other items of

                           Company income, gain, loss or deduction pursuant to this Section 7.2(b). Therefore, notwithstanding any other provision of this Agreement (other than Sections 7.2(a)(i) through 7.2(a)(vi)), the Board shall make such offsetting special allocations of Company income, gain, loss or deductions as are appropriate so that after such offsetting allocations are made, each Members Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if Sections 7.2(a)(i) through 7.2(a)(vi) were not part of this Agreement and all Company items were allocated pursuant to Section 7.1 of this Agreement.


7.3      TAX ALLOCATIONS.
         Items of income, gain, loss, deduction and credit of the Company shall, for each Fiscal Year, be allocated, for U.S. federal, state and local income tax purposes, among the Members in the same manner as the items of income, gain, loss, deduction and credit were allocated to such Members pursuant to Section 6.4(e), Section 7.1 and Section 7.2 hereof. Notwithstanding the foregoing, in accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property at the time of contribution to the Company for federal income tax purposes and its Gross Asset Value at the time of contribution using the "remedial allocation method" set forth in Treasury Regulation 1.704-3(d). In the event the Gross Asset Value of any Company asset is adjusted in accordance with the definition of Gross Asset Value hereof, subsequent allocations of items of income, gain, loss, and deductions with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its adjusted Gross Asset Value in a manner consistent with the principles of Code Section 704(c) and the Treasury Regulations thereunder. Allocations pursuant to this Section
         7.3 are solely for purposes of U.S. federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit or Net Loss, other items, or distributions pursuant to any provision of this Agreement.


7.4      TRANSFER OR CHANGE IN MEMBER INTERESTS.
         If the respective interests of the existing Members in the Company change or if a Company interest is transferred to any other person or entity, then, for the Fiscal Year of transfer, all income, gains, losses, deductions, tax credits and other tax incidents resulting from the operations of the Company shall be allocated, as between the transferor and the transferee, by taking into account their varying interests in accordance with Section 706 of the Code.

                                    SECTION 8

                          DISTRIBUTIONS AND WITHHOLDING


8.1      DISTRIBUTIONS.
         The Company shall not make any distributions to its Members except as determined by the Board in accordance with Section 4.2(e) or except as provided in Section 13. It is the current policy of the Company to distribute on a monthly basis 90% of the earnings of the Company for the month preceding distribution. Except as otherwise expressly provided in Section 13, all Distributions shall be made to Members pro rata in accordance with their respective Percentage Interests.


8.2      LIMITATIONS ON DISTRIBUTION.
         Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act.


8.3      WITHHOLDING TAXES.
         If the Company is required to withhold any portion of any amounts distributed or allocated to a Member by applicable U.S. federal, state, local or foreign tax laws, the Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this
         Section 8.3 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company did not withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding; or (ii) reduce any subsequent distributions to such Member by the amount of such withholding. The obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member transfers or liquidates its interest in the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist in determining the extent of, and in fulfilling, any withholding obligations it may have.


                                    SECTION 9

                                   TAX MATTERS

9.1      TAX MATTERS MEMBER.
         (a) United Auto Group, Inc. ("UAG") is hereby designated as the initial "Tax Matters Member" ("TMM") of the Company under
                  Section 6231 of the Code and the

                  Treasury Regulations thereunder. Each Member hereby consents to such designation and agrees that upon the request of the Company it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. Upon the resignation or bankruptcy of UAG, or upon the failure of UAG to carry out the responsibilities of a TMM in a timely fashion, a successor to serve in such capacity shall be designated by vote of Members holding a majority of the interests in the Company. The TMM may employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service ("IRS"), and in connection with --- all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Company expense and shall be paid by the Company. Such counsel shall be responsible for representing the Company; it shall be the responsibility of the Members, at their own expense, to employ tax counsel to represent their respective separate interests. The TMM shall keep the Members informed of all administrative and judicial proceedings as required by Code
                  Section 6223(g) and shall furnish to each Member a copy of each notice or other communication received by the TMM from the IRS except such notice or communication sent directly to the Members by the IRS. All expenses incurred by the TMM in serving in such capacity shall be Company expenses and shall be paid by the Company.

         (b) Notwithstanding the foregoing, prior to taking any of the following actions the Company shall provide notice to the Members and shall provide the Members with a reasonable period of time in which to review and approve such action (which approval shall not be unreasonably withheld):

                  (i) Any written correspondence or filings and any settlements in connection with any income tax audit of the Company or any other tax audit involving material taxes of the Company, including administrative settlement and judicial review.

                  (ii) Except as set forth in Section 9.1(a) and Section 9.2, the making of any tax election.

                  (iii) Any adjustment to the capital accounts of the Members in connection with Section 6.4(e) and Section 6.4(f).

                  (iv) Approval of any income tax return of the Company and any other tax return of the Company which reflects the tax treatment of any item arising in connection with actions described in Section 4.2(e)(i)(1),(4),
                           (5), (6) or (7) or 4.2(e)(ii) (2), (5) or (7).

                  (v) Any allocation made pursuant to Section 7.2, and any decision to revise, alter or otherwise modify the methods of allocation set forth in Section 7 hereof.


9.2      RIGHT TO MAKE SECTION 754 ELECTION.
         The TMM may make an election under Section 754 of the Code to the extent requested by any Member. Each Member shall, upon request of the TMM, at such Member's cost, promptly supply the TMM information reasonably necessary to give effect to such election.


9.3      TAXATION AS PARTNERSHIP.
         The Company shall be treated as a partnership for United States federal and state income tax purposes and the Members agree not to take any action inconsistent with the Company's classification as a partnership for United States federal and State income tax purposes. By executing this Agreement, each of the Members hereby consents to, and the TMM shall, take any action necessary, including, without limitation, the execution of any forms and documents, for the Company to be treated as a partnership for United States federal and state income tax purposes.


                                   SECTION 10

                     BANKING; ACCOUNTING; BOOKS AND RECORDS


10.1     BANKING.
         All funds of the Company may be deposited in such bank, brokerage or money market accounts as shall be established by the Company. Withdrawals from and checks drawn on any such account shall be made upon the President's signature and/or such other signature or signatures as the Board may designate.

10.2     MAINTENANCE OF BOOKS AND RECORDS; ACCOUNTS AND ACCOUNTING METHOD;
         INSPECTION.

         (a) the Company shall keep or cause to be kept at the address of the Company (or at such other place as the Company shall advise the Members in writing) full and accurate accounts of the transactions of the Company in proper books and records of account which shall set forth all information required by the Delaware Act. Such books and records shall be maintained on the basis of United States generally accepted accounting principles, to the extent that such principles are not inconsistent with the other provisions of this Agreement. Such books and records shall be available, upon reasonable notice to the Company, for inspection and copying at reasonable times during business hours by a Member or its duly authorized agents or representatives for any purpose reasonably related to such

                  Member's interest as a member in the Company.

         (b) Employees, agents and representatives of UAG shall have full access to the plants and properties of the Company and its Subsidiaries for the purpose of inspecting such plants and properties and the operations thereon during normal business hours, in a manner that does not unduly disrupt the business or operations of the Company and upon the prior written notice to the President of the Company of any such inspection.


                                   SECTION 11

                               REPORTS TO MEMBERS

11.1     REPORTS TO CURRENT MEMBERS.
         (a) The Company shall use its good faith efforts to prepare and mail to each Member, within 75 days after the end of each Fiscal Year and 30 days after the end of each quarter thereof other than the last quarter of the Fiscal Year, a financial report (upon request of UAG, audited in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) setting forth as of the end of such Fiscal Year or quarter (i) the assets and liabilities of the Company as of the end of such Fiscal Year or quarter, (ii) the income or loss of the Company for such Fiscal Year or quarter and (iii) the changes in cash flow during such Fiscal Year or quarter. The Company shall provide timely and accurate tax information to enable the Members to prepare extensions, estimates and final returns.

         (b) The Company shall use its good faith efforts to prepare and mail to each Member, within 100 days after the end of each Fiscal Year a financial report setting forth as of the end of such Fiscal Year such Member's closing Capital Account as of the end of such Fiscal Year, together with a reconciliation of the changes from the previous report.


11.2     TAX INFORMATION.
         (a) No later than April 10, June 10, September 10 and December 10 of each Fiscal Year, the Company shall deliver to each Person that was a Member at any time during the quarter in which or immediately preceding which such date occurs a statement of such Person's distributive share, if any, of items of income, gain, loss, deduction and credit of the Company for such quarter and such other information as may be reasonably necessary for such Person to make its estimated tax payments.

         (b) As soon as practicable after the end of the Fiscal Year, but in no event later than 45 days after the end of the Fiscal Year, the Company shall deliver to each Person that was a Member at any time during such Fiscal Year a final statement of such Person's reasonably determined distributive share, if any, of items of income, gain, loss, deduction and credit of the Company for such Fiscal Year and such other information as may be reasonably necessary for such Person to complete its tax returns (including copies of any tax returns that have been filed by the Company).

         (c) The Company shall provide each Member with a copy of any tax return described in Section 9.1(b)(iv) hereof for such Member's review at least twenty (20) business days before the due date of such tax return.

11.3     ADDITIONAL INFORMATION.
         Upon the request of any Member, the Company shall, at the request of a Member, furnish such additional information about the Company and distributions from the Company reasonably related to such Member's interest in the Company. Without limiting the foregoing sentence, the Company agrees to use its good faith efforts to make available to any Member which accounts for its interest on the equity method (whether or not the Company is publicly reporting), such financial information as may be reasonably required by such Member, it being understood that such information will be the type of financial information that the Company would file with the Securities and Exchange Commission if the Company were subject to the periodic reporting requirements of the Exchange Act of 1934, as amended. the Company agrees to use its good faith efforts to provide such information to any such Member at a date which will allow such Member a reasonable period of time in which to incorporate such information into any filings to be made by such Member.


                                   SECTION 12

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

12.1     LIABILITY.
         Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

12.2     EXCULPATION.
         (a) GENERALLY. No Covered Person shall be liable to the Company or any Member for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission is not in material violation of this Agreement and does not constitute Disabling Conduct by the Covered Person. No Member shall be liable to the Company or any Member for any action taken by any other Member.

         (b) RELIANCE GENERALLY. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, except to the extent that such liability resulted from the Covered Person having engaged in Disabling Conduct. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith in reasonable reliance upon the advice of any of such Persons, except to the extent that such Covered Person engaged in Disabling Conduct. No Covered Person shall be liable to the Company or any Member for any error of judgment made in good faith by a responsible officer or officers of the Covered Person, except to the extent that such liability resulted from the Covered Person having engaged in Disabling Conduct. Except as otherwise provided in this Section 12.2, no Covered Person shall be liable to the Company or any Member for any mistake of fact or judgment by the Covered Person in conducting the affairs of the Company or otherwise acting in respect of and within the scope of this Agreement, except to the extent that such liability resulted from the Covered Person having engaged in Disabling Conduct. No Covered Person shall be liable for the return to any Member of all or any portion of any Member's Capital Account or Capital Contributions, except to the extent that such liability resulted from the Covered Person having engaged in Disabling Conduct.

         (c) RELIANCE ON THIS AGREEMENT. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

         (d) STANDARD OF CARE. Whenever in this Agreement a Person is permitted or required to make a decision (i) in its "sole and absolute discretion," "sole discretion," "discretion" or under a grant of similar authority or latitude, the Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Member, the Company or any other Person, or (ii) in its "good faith" or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

12.3     INDEMNIFICATION.

         (a) INDEMNIFICATION GENERALLY. The Company shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 12.3. and all expenses referred to in Section 12.3(c), are referred to as "DAMAGES"), except to the extent that it shall have been determined ultimately that such Damages arose from Disabling Conduct of such Covered Person or that such Covered Person committed a material breach of this Agreement. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from a material violation of this Agreement by, or Disabling Conduct of, any Covered Person.

         (b) NO DIRECT MEMBER INDEMNITY. Members shall not be required directly to indemnify any Covered Person.

         (c) EXPENSES, ETC. Expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an agreement by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives.

         (d) NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Company of its obligations under this Section 12.3 except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Company to such Covered Person of the Company's election to assume the defense thereof (and corresponding expenses), the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

         (e) NO WAIVER. Nothing contained in this Section 12.3 shall constitute a waiver by any Member of any right that it may have against any party under United States federal or state securities laws.


                                   SECTION 13

                  TRANSFER OF PERCENTAGE INTERESTS; WITHDRAWAL,
             BANKRUPTCY, DISSOLUTION; CERTAIN ADMISSIONS OF MEMBERS


13.1     ADMISSION, SUBSTITUTION AND WITHDRAWAL OF MEMBERS; ASSIGNMENT.

         (a) GENERAL. Except as set forth in this Section 13, no Person may be admitted to, and no Member may withdraw from, the Company prior to the dissolution and winding up of the Company. No Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its interest in the Company (a "TRANSFER") without complying with the provisions of this Section 13.1.

         (b) ADMISSION OF NEW MEMBERS AND ISSUANCE OF INTERESTS IN EXCESS OF 5%. Except for Transfers in accordance with Section 13.1(c) below, no person shall be admitted as a new Member and the Company shall not authorize the issuance of interest in the Company of any kind that could or would entitle the recipient thereof to the rights of a Member or that would cause (or entitle) such person to receive an interest (other than collateral security interests granted by the Company to secure its obligations) of 5% or more in the assets or profits of the Company unless the written approval of each of the Members of the Company has been obtained.


         (c) CONDITIONS TO TRANSFER. Any purported Transfer by a Member pursuant to the terms of this Section 13 shall be subject to the satisfaction of the following conditions:

                  (i) the transferring Member or transferee shall undertake to pay all reasonable expenses incurred by the Company in connection therewith;

                  (ii) the Company shall received from the transferring Member a legal opinion, in form and substance reasonably satisfactory to the nontransferring Members, to the effect that the transfer will not result (directly or indirectly) in (A) a termination of the Company under any Section of the Code that would require the non-transferring Members to recognize gain under Section 731 of the Code, or (B) treatment of the Company as an entity other than a partnership for purposes of the Code; and

                  (iii) the Company shall receive from the Person to whom such Transfer is to be made (A) such documents, instruments and certificates as may be requested by the Company, pursuant to which such transferee shall agree to be bound by this Agreement, (B) such other documents, opinions, instruments and certificates as the Company shall reasonably request and (C) a counterpart of this Agreement executed by or on behalf of such Person.

                  (iv) if RSP desires to sell all or any portion of his Percentage Interest other than to trusts established for the principal benefit of RSP's immediate family members ("Permitted Transferees") (provided that (a) any transfers to Permitted Transferees shall remain subject to the terms of this Agreement and (b) the Permitted Transferees shall execute documents in form and substance satisfactory to HBL acknowledging that the Percentage Interest so transferred remain subject to the terms of this Agreement) to a third party, he shall first give notice ("ROFR Notice") to HBL of his intention to sell. HBL shall have the right to purchase all or any portion of the Percentage Interest proposed to be sold as set forth in the ROFR Notice at a purchase price equal to the lesser of (i) the price at which the Percentage Interest is proposed to be sold and set forth in the ROFR Notice or (ii) the Fair Market Value as of the date of notice. If HBL does not notify RSP of an intention to exercise this right of first refusal within ten (10) days from the date of receipt of the ROFR Notice, the right of first refusal with respect to the Percentage Interest described in the ROFR

                           Notice shall terminate and RSP shall be entitled to consummate the proposed sale of his Percentage Interest as described in the ROFR Notice; provided, however, that such sale must be consummated within twenty (20) Business Days after the expiration of the right of first refusal. In the event HBL gives written notice to RSP of its intention to exercise this right of first refusal and to purchase all or any portion of the Percentage Interest described to be sold in the ROFR Notice on the terms and conditions stated in the ROFR Notice, RSP shall have the right to designate the time, date, and place of closing provided that the date of closing shall be within twenty (20) Business Days after receipt of the ROFR Notice.


         (d) COOPERATION BY THE COMPANY. The Company shall provide reasonable assistance to any Member at such Member's request seeking to sell its Percentage Interest in compliance with this Agreement, provided that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in form reasonably satisfactory to the Company. Any costs to the Company of providing such assistance shall be paid by the Member seeking to sell its Percentage Interest.

         (e) PROHIBITED TRANSFERS. No attempted Transfer shall be recognized by the Company unless effected in accordance with and as permitted by this Agreement.


13.2     WITHDRAWAL.
         No Member shall have the right to withdraw from the Company and no Member shall take any action to accomplish its voluntary dissolution, except as otherwise provided in this Agreement.


                                   SECTION 14

                   DISSOLUTION AND TERMINATION OF THE COMPANY


14.1     EVENTS CAUSING DISSOLUTION.
         (a) DISSOLUTION EVENTS. There will be a dissolution of the Company and its affairs shall be wound up upon the first to occur of any of the following events:

                  (i)      the written consent of all Members;

                  (ii) the death, retirement, resignation, expulsion, bankruptcy or dissolution (any of the foregoing, a "WITHDRAWAL") of any Member (in such capacity, the "WITHDRAWING MEMBER") unless, within ninety days after the occurrence of such an event Members holding a majority of the Percentage Interests of all of the remaining Members agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event, of one or more new Members; or

                  (iii)    the entry of a decree of judicial dissolution under
                           Section 18-802 of the Delaware Act.

         (b) If the remaining Members decide to continue the Company pursuant only to Section 14.1(a)(ii), the Company shall inform the Withdrawing Member of such decision by written notice delivered within ninety (90) days of the occurrence of the Withdrawal. If the Members so elect to continue the Company, the Withdrawing Member shall no longer be a Member of the Company and the Company (and/or the other Members) shall make payment in cash in liquidation of the Withdrawing Member's interest in the Company. Any such payment shall be equal to the Withdrawing Member's capital account minus any costs, fees or expenses of the Company and the non-withdrawing members related to the Withdrawal.

14.2     LIQUIDATION.
         Upon dissolution of the Company, the Person or Persons approved as provided in Section 14.4(b) to carry out the winding up of the Company (in such capacity, the "LIQUIDATING TRUSTEE") and shall proceed, subject to the provisions herein, to liquidate the Company and apply the proceeds of such liquidation, or at the discretion of the Members to distribute Company assets, in the following order of priority:

         (a) First, to creditors (including creditors that are also Members) in satisfaction of debts and liabilities of the Company, whether by payment or the making of reasonable provision for payment (including any loans or advances that may have been made by any of the Members to the Company), and the expenses of liquidation, whether by payment or the making of reasonable provision for payments, any such reasonable reserves (which may be funded by a liquidating trust) to be established by the Liquidating Trustee, as the case may be, in amounts deemed by it to be reasonably necessary for the payment of the Company's expenses, liabilities and other obligations (whether fixed or contingent); and

         (b) Second, to the Members in proportion to, and to the extent of, each Member's Capital Account, as such Capital Account has been adjusted pursuant to Section 6.4, any remainder to be distributed among the Members in accordance with their respective Percentage Interests.

14.3     DISTRIBUTIONS IN CASH OR IN KIND.
         (a) Upon the dissolution of the Company, the Liquidating Trustee shall use its good faith efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 14.2, or if in the good faith business judgment of the Liquidating Trustee a Company asset should not be liquidated, the Liquidating Trustee shall allocate, on the basis of the Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Members' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with
                  Section 14.2, provided that the Liquidating Trustee will in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in paragraph First of Section 14.2.

14.4     TIME AND MANNER FOR LIQUIDATION, ETC.
         (a) A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Trustee to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

         (b) In the event of a liquidation of the Company, the Members shall jointly approve the Person to act as Liquidating Trustee and shall be entitled to direct the manner and timing under which such Liquidating Trustee shall proceed to liquidate the Company. All Members shall be promptly informed of any directions given by another Member to the Liquidating Trustee and of the progress of the liquidation.

14.5     TERMINATION.
         Upon completion of the foregoing, the Liquidating Trustee shall execute, acknowledge and cause to be filed a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.


14.6     CLAIMS OF THE MEMBERS.
         The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against any Member, any Manager or any Member's or Manager's Affiliates.

                                   SECTION 15

                                   DEFINITIONS


15.1     DEFINITIONS.
         Unless the context otherwise requires, the terms defined in this
         Section 15.1 shall, for the purposes of this Agreement, have the meanings herein specified.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         "AFFILIATE" of any entity or Person shall mean any other entity or person controlling, controlled by, or under common control with, such entity or Person. For purposes of this definition, "control" shall mean the ownership, directly or indirectly, of a majority of the voting securities or other equity of a Person.

         "AGREEMENT" shall mean this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

         "ASSOCIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         "BUSINESS" means the business of operating new and used retail automotive dealerships, including businesses ancillary or related thereto.

         "BUSINESS DAY" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

         "CAPITAL ACCOUNT" shall mean, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 6.4.

         "CAPITAL CONTRIBUTION" shall mean, with respect to any Member, the amount of money and the Gross Asset Value of property (other than money) contributed by such Member to the Company pursuant to Article VI hereof and as set forth on Schedule A.

         "CERTIFICATE" shall mean the Company's Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

         "CLAIMS" shall have the meaning set forth in Section 12.3(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY MINIMUM GAIN" shall have the meaning of "partnership minimum gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         "COVERED PERSON" shall mean a Member, a Manager, a Director, an Officer, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company, a Member or a Manager; any officers, directors, shareholders, controlling Persons, partners, employees, representatives or agents of a Member or a Manager, or their respective Affiliates; or any officer, employee or agent of the Company or its Affiliates; or any Person who was, at the time of the act or omission in question, such a Person.

         "DAMAGES" shall have the meaning set forth in Section 12.3(a).

         "DELAWARE ACT" shall mean the Delaware Limited Liability Company Act, 6 Del. C. " 18-101, et seq., as amended from time to time.

         "DEPRECIATION" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Member.

         "DIRECTORS" shall have the meaning set forth in Section 4.1(a).

         "DISABLING CONDUCT" shall mean conduct that constitutes fraud, a willful violation of this Agreement or law, gross negligence or reckless disregard of duty in the conduct of the duties of the Person referred to which results in a material loss to the Company.

         "EXECUTIVE OFFICER" shall mean the President of the Company and all officers and employees of the Company who directly report to, or are directly supervised by, the President.

         "FAIR MARKET VALUE" means the fair market value of the Percentage Interest for which fair market value is being determined as determined by the affirmative vote of a majority of the Board of Directors of United Auto Group, Inc.; provided, however, that if RSP disputes the determination of Fair Market Value of the Board of Directors within 10 Business Days of such determination, then United Auto Group, Inc. and RSP will select an independent accounting firm or other Person not affiliated with either RSP and his Affiliates or United Auto Group, Inc. and its Affiliates and the determination of such independent accounting firm or other Person will be binding on both parties. The costs of the independent accounting firm or other Person will be borne one-half be United Auto Group, Inc. and one-half by RSP.

         "FINANCIAL STATEMENTS" with respect to the Company shall mean the financial statements of the Company that reflect the assets, liabilities, retained capital, operations and cash flows of the Company.

         "FISCAL YEAR" shall have the meaning set forth in Section 5.4.

         "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time it is accepted by the Company, unreduced by any liability secured by such asset, as determined by the Members.

                  (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, unreduced by any liabilities secured by such assets, as determined by the Members as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and
                           (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

                  (c) The Gross Asset Values of any Company asset distributed to any Member shall be adjusted to equal the fair market value of such asset, unreduced by any liability secured by such asset, on the date of distribution as determined by the Members.

                  (d) The Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code
                           Section 734(b) or Code Section 743(b); but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of "Net Profits" and "Net Losses".

                           If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a),
                           (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         "LIQUIDATING TRUSTEE" shall have the meaning set forth in Section 14.2.

         "MAJORITY IN INTEREST OF THE MEMBERS" shall mean the written consent, or vote at a duly called meeting of Members, of Members holding a majority of Percentage Interests held by all Members.

         "MANAGER" shall mean a "manager" (within the meaning of the Delaware
         Act) of the Company.

         "MEMBER" shall mean any Person named as a member of the Company on Schedule A hereto or admitted subsequently as an additional Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company, and "Members" shall mean two or more of such Persons when acting in their capacities as members of the Company.

         "MEMBER MINIMUM GAIN" shall mean a Member's share of Company Minimum Gain as set forth in Treasury Regulations Section 1.704-2(g) and member nonrecourse debt minimum gain as described in Treasury Regulations
         Section 1.704-2(i).

         "MEMBER NONRECOURSE DEBT" shall have the meaning of "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

         "MEMBER NONRECOURSE DEDUCTIONS" shall have the meaning of "partner nonrecourse deductions" set forth in Treasury Regulations Section 1.704-2(i).

         "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

         "NET PROFIT" or "NET LOSS" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b)      any expenditures of the Company described in Code
                           Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss there shall be taken into account Depreciation with respect to each asset of the Company for such Fiscal Year, computed in accordance with the definition of "Depreciation" above;

                  (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                  (g) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 7.2(a) of this Agreement shall not be taken into account in computing Net Profits or Net Losses.

                  The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 7.2(a) hereof shall be determined by applying rules analogous to those set forth in paragraphs (a) through (f) above.

         "OFFICER" shall have the meaning set forth in Section 4.2(a).

         "PERCENTAGE INTEREST" shall mean a Member's limited liability company interest in the Company which represents such Member's share of the profits and, if applicable, losses of the Company and such Member's rights to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act.

         "PERIOD" shall mean, for the first period, the period commencing on the date of this Agreement and ending on the next Adjustment Date. All succeeding Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.

         "PERSON" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, joint-stock company, estate, limited liability company, unincorporated organization or other legal entity or organization.

         "PROCEEDING" shall have the meaning set forth in Section 12.3(a).

         "SECRETARY" shall mean the person or persons duly appointed as Secretary of the Company.

         "SUBSIDIARY" of any Person shall mean a corporation or other entity a majority of whose capital stock with voting power or the majority ownership interest of which is at the time owned or controlled, directly or indirectly, by such Person.

         "TMM" shall have the meaning set forth in Section 9.1(a).

         "TRANSFER" shall have the meaning set forth in Section 13.1(a).

         "TREASURER" shall mean the person or persons duly appointed as Treasurer of the Company.

         "TREASURY REGULATIONS" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding Income Tax Regulations).

         "WITHHELD AMOUNT" shall have the meaning set forth in Section 7.4(c).


                                   SECTION 16

                           AMENDMENTS; MERGER OR SALE


16.1     AMENDMENTS GENERALLY.
         Except as otherwise specifically provided herein, the terms of this Agreement shall not be amended except in a writing signed by all Members, provided that, without the consent of any of the Members, the
         Company:

         (i) may enter into agreements with Persons who are transferees of the interests in the Company of Members, pursuant to the terms of this Agreement, providing in substance that such Persons will be bound by this Agreement; and

         (ii) may amend this Agreement as may be required to implement (A) transfers of interests of Members or (B) any admission of new Members.

16.2     MERGER OR SALE.
         The Company may merge with, or consolidate into, a Delaware limited liability company or another business entity (as defined in Section 18-209(a) of the Delaware Act) or may sell all or substantially all of its assets only upon the approval of the Company and all Members of the Company.

                                   SECTION 17

                            MISCELLANEOUS PROVISIONS


17.1     NOTICES.
         Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail, private courier or (b) by telecopy or other facsimile transmission, confirmed by telephone to an executive officer of the recipient. In addition, all notices to any Member shall be addressed to such Member at their respective addresses set forth on Schedule A or at such other address as the Member may have designated by notice in writing. Any Member may designate a new address by notice to that effect given to the Company. The Company may designate a new address by notice to that effect given to each Member. Unless otherwise specifically provided in this Agreement, a notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given when mailed by registered or certified mail, return receipt requested, to the proper address, or when delivered in person. Any notice to the Company or to a Member by telecopy or other facsimile transmission shall be deemed to be given when sent and confirmed by telephone in accordance with the foregoing clause (b).


17.2     COUNTERPARTS.
         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.


17.3     TABLE OF CONTENTS AND HEADINGS.
         The table of contents and the headings and subheadings of the sections of this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

17.4     SUCCESSORS AND ASSIGNS; ASSIGNMENT.
         This Agreement shall inure to the benefit of the Members and the Covered Persons, and shall be binding upon the parties, and their respective successors and permitted assigns.

17.5     SEVERABILITY.
         Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.


17.6     NON-WAIVER.
         No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.


17.7     APPLICABLE LAW.
         This agreement and the rights and obligations of the parties hereunder shall be interpreted and enforced in accordance with and governed by the laws of the state of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.


17.8     WAIVER OF JURY TRIAL.
         Each party to this Agreement waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.


17.9     SURVIVAL OF CERTAIN PROVISIONS.
         The obligations of each Member pursuant to Sections 6.5 and 12.3 shall survive the termination or expiration of this Agreement and the winding-up, liquidation and dissolution of the Company.


17.10    LIMITATION ON DAMAGES; LEGAL DISPUTES.

         (a) In no event will any party to this Agreement be liable to any other party for special, indirect, punitive or incidental damages, lost profits, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages resulting from the breach by it of any of its obligations hereunder or from the use of any confidential or other information.

         (b) Subject to the limitations of subsection (a), immediately above, the rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have for equitable relief, including the remedies of specific performance and injunction.


17.11    WAIVER OF PARTITION.
         Except as may otherwise be provided by law in connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.


17.12    ENTIRE AGREEMENT.
         This Agreement and the Transaction Agreement and agreements executed in connection therewith constitute the entire agreement among the Members with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter.


17.13    FURTHER ACTIONS.
         Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the formation of the Company and the achievement of its purposes, including, without limitation all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.


17.14    NO PARTNERSHIP.
         Nothing contained in this Agreement shall be deemed or construed to make any Member partners or joint venturers with each other, for any purposes other than for federal and state tax purposes. The only business association to be formed by the Members will be the Company, which will be a limited liability company under Delaware law, to be organized pursuant to this Agreement. The Company shall not be a general partnership, a limited partnership or a joint venture, and no Member shall be considered a partner or joint venturer of or with any other Member for any purposes other than for federal and state tax purposes.


17.15    APPLICABLE OF LAW AND DISPUTE RESOLUTION

         This Agreement will be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to conflict of laws principles thereof. If a dispute arises between the Parties arising out of or relating to this Agreement, the following procedure shall be implemented before either Party pursues other available remedies, except that a

         Party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

         The Parties shall hold a meeting promptly, attended by persons with decision making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such party would otherwise be entitled.

             1. If, within 30 days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution ("CPR") and to bear equally the costs of the mediation.

             2. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR if they have been unable to agree upon such appointment within twenty (20) days after the conclusion of the negotiation period.

             3. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration in accordance with the CPR Institute for Dispute Resolution's Rules for Non Administered Arbitration of Business Disputes, by a sole arbitrator. All applicable statutes of limitations shall be tolled during the negotiation and mediation periods provided for in this Agreement.

              Mediation or arbitration shall take place in Detroit, Michigan, unless otherwise agreed upon by the Parties in writing. The substantive and procedural law of the State of Delaware shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages, exemplary damages and multiple damages shall not be awarded and have been waived by the Parties. This clause is subject to the Federal Arbitration Act, 9 U.S.C.A. ss. 1 et seq. to the exclusion of any state law inconsistent therewith, and judgment upon the award rendered by the Arbitrator, if any, may be entered by any court having jurisdiction thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement of HBL, LLC effective as of the day and year first above written.


                                  H.B.L. HOLDINGS, INC.,


                                  BY: /s/ Robert H. Kurnick, Jr.
                                      ------------------------------------------
                                      NAME: Robert H. Kurnick, Jr.
                                      TITLE: Asst. Secretary



                                  /s/ Roger S. Penske, Jr.
                                  ----------------------------------------------
                                  ROGER S. PENSKE, JR.

                                                                      SCHEDULE A

                                   THE MEMBERS

------------------------------------------------------------------------------------------------------------------------
                  NAME                            INITIAL CAPITAL ACCOUNT          PERCENTAGE INTEREST
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
H.B.L. Holdings, Inc.                                $ 65,036,988.00*                  90.0%
13400 West Outer Drive
Suite B-36
Detroit, MI 48239
------------------------------------------------------------------------------------------------------------------------
Roger S. Penske, Jr.                                  $ 7,226,332.00                   10.0%
495 Vinewood
Birmingham, MI 48009
------------------------------------------------------------------------------------------------------------------------

* Contributed through the contribution of assets.

                                                                      SCHEDULE B


------------------------------------------------------------------------------------------------------
                                INITIAL DIRECTORS
------------------------------------------------------------------------------------------------------
Roger S. Penske, Jr.
------------------------------------------------------------------------------------------------------
Robert H. Kurnick, Jr.
------------------------------------------------------------------------------------------------------
James R. Davidson
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                INITIAL OFFICERS
------------------------------------------------------------------------------------------------------
Chairman                                                       Roger S. Penske, Jr.
------------------------------------------------------------------------------------------------------
Vice Chairman
------------------------------------------------------------------------------------------------------
President                                                      Robert F. Farrell
------------------------------------------------------------------------------------------------------
Senior Vice President                                          Samuel X. DiFeo
------------------------------------------------------------------------------------------------------
Vice President                                                 R. Whitfield Ramonat
------------------------------------------------------------------------------------------------------
Vice President                                                 Robert K. Wilshaw
------------------------------------------------------------------------------------------------------
Secretary/Treasurer                                            Thomas E. Schmitt
------------------------------------------------------------------------------------------------------
Assistant Treasurer                                            James R. Davidson
------------------------------------------------------------------------------------------------------
Assistant Secretary                                            Robert H. Kurnick, Jr.
------------------------------------------------------------------------------------------------------
Assistant Secretary                                            Sandra K. Nieman
-------------------------------------------------------------- ---------------------------------------